UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 3, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 3, 2015, Laboratory Corporation of America® Holdings (LabCorp®) (LH: NYSE) announced an expansion of its long-standing partnership with the Perinatal Quality Foundation (PQF) to collaborate on a new strategic initiative focused on noninvasive prenatal screening, the Genetic Education Module (GEM).

PQF’s GEM initiative will provide education to help patients and healthcare providers better understand the benefits and limitations of noninvasive prenatal screening and how to interpret the results of that screening. GEM will also build a patient registry designed to correlate the results of noninvasive prenatal testing with the results of confirmatory diagnostic tests, such as chorionic villus sampling (CVS) or amniocentesis, as well as post-partum outcomes. In addition, the initiative will help develop processes for credentialing healthcare personnel in the delivery of pre- and post- screening information. LabCorp and PQF are committed to improve patient outcomes and lives, while lowering costs, through expanded access to emerging healthcare technologies, such as their existing work on PQF’s Nuchal Translucency Quality Review program, which provides education and credentialing for sonographers and physicians involved in first trimester risk assessment.

99.1 Press Release dated September 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

September 3, 2015